Exhibit 99.1 to Clean Coal Technologies Form 8-K filed 12-6-12

Clean Coal Technologies Announces an Investment of Up to

$15 Million

Clean Coal Technologies Executes a Stock Purchase Agreement with Ventrillion Management Company Ltd. and Receives First $4 Million of $15 Million Investment, Balance Subject to Certain Conditions

NEW YORK, December 6, 2012 – Clean Coal Technologies, Inc. (OTCQB: CCTC) (PINK: CCTC) (“Clean Coal”), an emerging cleaner-energy company utilizing patented technology to convert raw coal into a cleaner burning and more efficient fuel, has announced the execution of a definitive agreement for the private placement of up to 300 million common shares of Clean Coal to Singapore-based Ventrillion Management Company Ltd. (“Ventrillion”) for up to $15 million.

On December 6, 2012, Clean Coal closed the first-tranche of the investment and issued 100 million common shares to Ventrillion in exchange for $4 million, resulting in net proceeds to Clean Coal, after deducting commissions and estimated offering expenses, of approximately $3.5 million.  Clean Coal intends to use the proceeds of the investment for general corporate purposes and working capital, including completing its pilot plant and commercialization of its technology.  The closing of the second and third tranches of the investment, set to close within 6 months and 12 months of the agreement, respectively, are subject to certain conditions, including shareholder approval of a reverse split of Clean Coal’s common shares, completion of Clean Coal’s pilot plant and commercialization of Clean Coal’s technology.

The securities offered and to be sold by Clean Coal in the private placement have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (“SEC”) or an applicable exemption from registration requirements. Clean Coal has agreed to file one or more registration statements with the SEC covering the resale of the common shares issued in the private placement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Clean Coal Technologies, Inc.

Clean Coal Technologies, Inc., a cleaner-energy technology company with headquarters in New York City, NY, holds patented process technology and other intellectual property that converts raw coal into a cleaner burning fuel.  The Company's trademarked end products, “Pristine™” coals, are significantly more efficient, less polluting, more cost-effective, and provide more heat than untreated coal. The principal elements of the Company’s pre combustion technology are based on well-proven science and tried-and-tested industrial components. The Company’s clean coal technology may reduce some 90% of chemical pollutants from coal, including Sulfur and Mercury, thereby resolving emissions issues affecting coal-fired power plants.

For more information about Clean Coal Technologies please visit:

www.cleancoaltechnologiesinc.com

Forward-Looking Statements

In addition to historical information, this press release may contain forward-looking statements that reflect the Company’s current expectations and projections about future results, performance, prospects and opportunities. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that may cause actual results, performance, prospects or opportunities to be materially different from those expressed in, or implied by, such forward-looking statements. You should not place undue reliance on any forward-looking statements. Except as required by federal securities law, the Company assumes no obligation to update publicly or to revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available, new events occur or circumstances change in the future.

Company Contact:

Clean Coal Technologies, Inc.

Mr. Robin Eves, Director, President & CEO

646-710-3549

reves@cleancoaltechnologiesinc.com

Financial Communications Contact:

Trilogy Capital Partners

Darren Minton, President

212-634-6413

info@trilogy-capital.com